                                                                    EXHIBIT 10.1


                              AGREEMENT OF SUBLEASE

            This Agreement of Sublease (this "SUBLEASE") is made as of the 15th day of February 2005 by and between PatientKeeper, Inc. (f/k/a Virtual Medical Systems, Inc.), a Delaware corporation, with its principal office at Brighton Landing East, 20 Guest Street, Suite 500, Brighton, Massachusetts 02135 (hereinafter referred to as "SUBLANDLORD"), and AMICAS, Inc., a Delaware corporation, with its principal office at 20 Guest Street, Brighton, MA 02135 (hereinafter referred to as "SUBTENANT").

                              W I T N E S S E T H:

            WHEREAS, pursuant to that certain lease agreement by and between Brighton Landing, LLC (f/k/a B.V. Development, LLC) (the "PRIME LANDLORD") and Sublandlord dated as of May 25, 2000, as it may be amended from time to time (the "PRIME LEASE" a copy of which Prime Lease, redacted as appropriate, is attached hereto as EXHIBIT A), Sublandlord has leased space located at the Brighton Landing, 20 Guest Street, Brighton, Massachusetts (the "BUILDINGS");

            WHEREAS, Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant, a portion of the aforesaid space leased to Sublandlord (hereinafter referred to as the "DEMISED PREMISES"); and

            WHEREAS, the parties hereto desire to provide for the subletting of the Demised Premises on the terms and conditions set forth in this Sublease.

            NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

            1. Demised Premises. Subject to and contingent upon the written consent of the Prime Landlord, Sublandlord does hereby sublease to Subtenant, and Subtenant does hereby sublease from Sublandlord, for the term and upon the conditions hereinafter provided, the Demised Premises, including the right to use all common areas as set forth in the Prime Lease. The Demised Premises consists of (i) approximately 10,455 square feet (the "Initial Premises") of gross rentable area (the "RENTABLE AREA") on the fourth (4th) floor of the Building (currently designated Suite 400) and are outlined on EXHIBIT B attached hereto and made a part hereof; and (ii) an additional approximately 16,159 square feet (the "Additional Premises") of Rentable Area on the fourth floor of the Building and outlined on EXHIBIT B-1 attached hereto and made a part hereof.

            2. Condition of Demised Premises.

            Sublandlord shall deliver the Demised Premises in broom clean but otherwise in its "as is" condition. Sublandlord shall not be required to make any alterations, improvements, repairs or decorations to the Demised Premises and shall deliver the Demised Premises in its "as is" condition. Subtenant's possession of the Demised Premises on the Commencement Date (as defined hereafter) shall be conclusive evidence that the Demised Premises have been delivered in accordance with the provisions of this Sublease and are acceptable to Subtenant.

            Subtenant shall make no structural or non-structural alterations to the Demised Premises without the prior written consent of Sublandlord and Prime Landlord, which consent shall not be unreasonably withheld or delayed by Sublandlord.

            3. Term.

            (a) With respect to the Initial Premises, the term of this Sublease shall commence on February 15, 2005 (the "COMMENCEMENT DATE") and shall end at midnight on January 11, 2008, or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions or limitations or other provisions of this Sublease, the Prime Lease or pursuant to law. With respect to the Additional Premises, the term of this Sublease shall commence on July 1, 2006 and shall end at midnight on January 11, 2008, or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions or limitations or other provisions of this Sublease, the Prime Lease or pursuant to law (collectively, the "TERM").

            4. Use. Subtenant shall use and occupy the Demised Premises solely for general office purposes (including, but not limited to, customer and staff training, and product demonstrations), and shall comply with all applicable laws, ordinances, governmental regulations, and all protective covenants and restrictions of record affecting such use, and all rules and regulations of the Prime Landlord with respect to the Building.

            5. Base Rent.

            (a) Commencing on the Commencement Date, Subtenant shall pay annual base rent ("Base Rent") for the term hereby created as follows:

      February 15, 2005 through June 30, 2006: a monthly amount of Twelve Thousand Four Hundred Eighty Five and 00/100 Dollars ($12,485.00); and

      July 1, 2006 through January 11, 2008: a monthly amount of Fifty Five Thousand Three Hundred Seventy Seven and 11/100 Dollars ($55,377.11).

            (The Base Rent and the Additional Rent (as defined hereafter) are referred to herein as "RENT"). If the obligation of Subtenant to pay Base Rent hereunder begins on a day other than on the first day of a month, Base Rent from such date until the first day of the following month shall be pro-rated at the rate of one-thirtieth (1/30) of the Base Rent for each day payable in advance. Subtenant will pay said Base Rent by check made payable to Sublandlord or to such other party as Sublandlord may designate, at its address provided in the notice section hereof, or at such other address as Sublandlord may hereafter designate in writing, in lawful money of the United States, without notice, demand, set-off or deduction whatsoever, except as otherwise provided in the Prime Lease, in advance on the first day of each and every calendar month and in the manner otherwise hereinafter specified.

            6. Security Deposit. Upon execution of this Sublease, Subtenant shall provide Sublandlord a cash security deposit in the sum of Thirty-eight Thousand Three Hundred Thirty-Five Dollars ($38,335.00). Upon July 1, 2006, Subtenant shall provide Sublandlord an additional cash security deposit of Fifty-nine Thousand Seven Hundred Seventy-six Dollars

($59,776.00), so as to create a total cash security deposit of Ninety-eight Thousand One Hundred Thirty-one Dollars ($98,131.00). In the event of any default by Subtenant hereunder, Sublandlord shall have the right, but shall not be obligated, to apply, upon three days prior written notice to Subtenant, all or any portion of the deposit to cure such default, in which event Subtenant shall be obligated to promptly deposit with Sublandlord that portion of the deposit used to cure such default. Said security deposit may be mingled with other funds of Sublandlord and no fiduciary relationship shall be created with respect to such deposit, nor shall Sublandlord be liable to pay Subtenant interest thereon. If Subtenant faithfully performs all the covenants and conditions on its part to be performed, then the security deposit shall be returned to Subtenant within thirty (30) days after the expiration of the Sublease.

            Sublandlord and Subtenant hereby agree that in the event of a default by the Sublandlord under the Prime Lease, Prime Landlord may, in Prime Landlord's discretion, demand that Sublandlord assign its rights to and interest in the Security Deposit to Prime Landlord, to be held in trust by Prime Landlord to secure the performance of the Subtenant under the Sublease.

            7. Additional Rent.

                  (a) Subtenant shall pay, in addition to the Base Rent, its Proportionate Share (as hereafter defined) of Sublandlord's Share of Excess Property Taxes and Sublandlord's Share of Excess Operating Costs, pursuant to
Section 4.4 and 4.5 of the Prime Lease as additional rent (which payments, in addition to those payments set forth in Section 7(b) and any other amounts due hereunder, are referred to as "ADDITIONAL RENT"). For purposes of calculating such excess amounts, the term "Operating Cost Base Year" shall be calendar year 2005, and "Property Tax Base Year" shall be fiscal tax year 2005. All payments due by Subtenant under this Section 7(a) shall be made at least ten (10) days in advance of the date comparable payments are due by Sublandlord under the Prime Lease, but no sooner than twenty (20) days after Sublandlord has provided Subtenant with an invoice and detailed support and calculation of such Additional Rent. Subtenant's obligations hereunder to the extent accrued prior to the Sublease expiration date, shall survive the expiration of the Sublease. From the Commencement Date through June 30, 2006, Subtenant's "PROPORTIONATE SHARE" with respect to the Demised Premises shall be equal to 10,455 square feet divided by 54,162 square feet, as set forth in the Prime Lease. From July 1, 2006 through January 11, 2008, Subtenant's Proportionate Share with respect to the Demised Premises shall be equal to 26,614 divided by 54,162 square feet.

                  (b) Subtenant shall also pay as Additional Rent, commencing on the Commencement Date, its Proportionate Share of all utility charges incurred by Sublandlord pursuant to Section 4.3 of the Prime Lease. Subtenant shall pay such charges within thirty (30) days of receipt of billing from Sublandlord. If Sublandlord or other subtenants operate any high energy consumption equipment in excess of standard office equipment, Sublandlord covenants and agrees to adjust such utility charges, by subtracting the cost of the electricity reasonably estimated to be used for the operation thereof, prior to calculating Subtenant's Proportionate Share. If Subtenant operates any high energy consumption equipment in excess of standard office equipment, Subtenant covenants and agrees to pay, as an additional charge, the cost of the electricity reasonably estimated to be used for the operation thereof. In addition, if Subtenant requires any heat and air-conditioning during non-business hours, then Subtenant shall pay any amounts charged by Prime Landlord in accordance with Section 5.1.1 of the Prime Lease. Subtenant shall not be charged the Proportionate Share of any heat and air-conditioning during non-business hours requested by Sublandlord or other subtenants. If electric utility service, or any utility service, is separately metered at any time to the Demised Premises, Subtenant agrees to pay such separately metered charges directly to the utility provider. The Proportionate Share of such utility bills owed by Subtenant will be adjusted as appropriate to reflect any such sub-metering. Sublandlord reserves the right, but shall be under no obligation, to sub-meter the Demised Premises at any time during this Sublease.

            8. Obligations Under the Prime Lease. This Sublease and Subtenant's rights under this Sublease shall at all times be subject to and are made upon all of the terms, covenants, and conditions of the Prime Lease (except as otherwise set forth herein), with the same force and effect as if fully set forth herein at length, the termination (for whatever reason) of which Prime Lease shall automatically terminate this Sublease. Except as otherwise expressly provided for herein or as may be inconsistent or in conflict with the terms and provisions of this Sublease, Subtenant shall keep, observe and perform or cause to be kept, observed and performed, faithfully all those terms, covenants and conditions of Sublandlord under the Prime Lease with respect to the Demised Premises. Notwithstanding the foregoing, where "Premises" or "Lease" or words of similar import appear in the Prime Lease, the same shall be deemed to mean the Demised Premises (as defined in this Sublease) and this Sublease, respectively, and wherever the words "Landlord" and "Tenant" appear in the Prime Lease, the words shall be deemed to refer to Sublandlord and Subtenant, respectively.

      Notwithstanding the foregoing, the following provisions of the Prime Lease are hereby expressly excluded and shall not be incorporated in this Sublease:
Sections 2.4, 3.1, 3.2, 3.3, 3.4 (except that the provisions of the first three
(3) paragraphs, to the extent applicable, shall apply to any alterations made by Subtenant), 3.5, 3.6, 4.2, 6.1.6., 10.11 and Exhibit C and D.

      In addition, to the extent that Sublandlord has any rights or options to extend or renew the Prime Lease, or any expansion options or right of first offers, Subtenant shall have no right to exercise such rights or options. In addition, notwithstanding the provisions of this Section 8 of the Sublease to the contrary, Sublandlord shall have no obligation to perform or furnish any of the work, services, repairs or maintenance undertaken to be provided to the Demised Premises that are made or performed by Prime Landlord under the Lease (including but not limited to the Prime Landlord's Covenants set forth in Article V of the Prime Lease) or any other term, covenant or condition required to be performed by Prime Landlord under the Lease, and for all such services and rights Subtenant will look solely to Prime Landlord. Furthermore, any representations made by Prime Landlord in the Prime Lease shall be personal to Prime Landlord and Sublandlord shall not be liable for any breach thereof. Subtenant shall not be entitled to any abatement of Rent hereunder as a result of the failure of Prime Landlord to perform or provide any of the work or services to be provided by Prime Landlord in respect of the Demised Premises.

            9. Insurance.

                  (a) Subtenant shall obtain and at all times during the term hereof maintain, at its sole cost and expense, policies of insurance required by
Section 6.1.8 of the Prime Lease.

                  (b) Subtenant shall deliver to Sublandlord and Prime Landlord certificates of such insurance at the beginning of the term of this Sublease, and thereafter certificates of renewal thereof not less than thirty (30) days prior to the expiration of any such policy. In the event that Subtenant shall fail promptly to furnish any insurance herein required, and provided Sublandlord delivers to Subtenant at least three business days prior written notice and an opportunity to cure, Sublandlord may effect the same and pay the premium therefor for a period not exceeding one (1) year of the expiration hereof, and the premium so paid by Sublandlord shall be payable by Subtenant to Sublandlord within five (5) business days of receipt by Subtenant of notice of payment thereof from Sublandlord.

                  (c) All policies of insurance as aforesaid shall name both Sublandlord and the Prime Landlord as additional insureds, as their interests may appear, and include a clause waiving the rights of subrogation against Prime Landlord and Sublandlord.

            10. Defaults. If Subtenant shall (i) fail to pay when due any Rent or other sums due hereunder, or (ii) fail to faithfully perform any other obligation under this Sublease, or (iii) default under Article IX of the Prime Lease, then Subtenant shall be in default of this Sublease and Sublandlord shall have all of the rights and remedies accorded to the Prime Landlord under the Prime Lease and Subtenant shall have all of the rights and protections accorded Sublandlord under the Prime Lease (except as otherwise set forth in this Sublease). Subtenant further agrees to reimburse Sublandlord for all costs and expenses, including reasonable attorneys' fees, incurred by Sublandlord in asserting its rights hereunder against Subtenant or any other party claiming by, through or under Subtenant.

            11. Subordination. This Sublease is subject and subordinate to the Prime Lease, to all ground and underlying leases, and to all mortgages and deeds of trust which may now or hereafter affect such leases, the leasehold estate or estates thereby created or the real property of which the Demised Premises form a part, and to any and all renewals, modifications, consolidations, replacements and extensions thereof.

            12. Assignments and Further Subleases.

                  (a) Subtenant agrees that it will not assign or encumber, or permit to be encumbered, its rights or interests under this Sublease, nor sublet the whole or any part of the Demised Premises, directly or indirectly, by operation of law or otherwise, without the prior written consent of Sublandlord and Prime Landlord. Sublandlord agrees that it shall not unreasonably withhold or delay its consent to any proposed assignment or sublet, provided that the proposed assignment or sublet complies with all conditions set forth in the Prime Lease. Subtenant shall reimburse Sublandlord promptly for its reasonable, out-of-pocket, legal and other expenses incurred by Sublandlord in connection with any request by Subtenant for consent to assignment or subletting. Subtenant further agrees that, notwithstanding any assignment or sublease, Subtenant shall remain fully liable for the payment of Rent and Additional Rent and for the other obligations of this Sublease on the part of Sublessee to be performed or observed.

            (b) Provided that Subtenant is not in default of any monetary obligation hereunder (after the expiration of any applicable grace, notice or cure period), in the event Subtenant subleases or assigns all or part of the Demised Premises to a tenant pursuant to Section 12 (a) above, and, after deducting all reasonable expenses incurred by Subtenant in connection with such sublease or assignment (including attorneys fees, brokerage commissions, tenant improvements paid by Subtenant and rent concessions) said tenant is obligated to pay Subtenant more in any month than Subtenant is obligated to pay Sublandlord under this Sublease, then Subtenant shall pay Sublandlord fifty percent (50%) of the amount by which Subtenant's net rent received from said tenant after any reasonable associated transaction expense incurred in connection with said subletting or assignment exceed the Subtenant's payment obligations hereunder.

            13. Quiet Enjoyment and Consent of Prime Landlord. Sublandlord covenants and agrees with Subtenant that, upon Subtenant paying the rent reserved in this Sublease and observing and performing all the terms, covenants and conditions of this Sublease on Subtenant's part to be observed and performed, Subtenant may peaceably and quietly enjoy the Demised Premises during the term of this Sublease free from any claim by Sublandlord or persons claiming under Sublandlord, in accordance with the terms, covenants and conditions of this Sublease.

            14. Indemnification. Subtenant hereby agrees to indemnify and hold Sublandlord and the Prime Landlord harmless from and against any cost, damage, claim, liability or expense (including reasonable attorney's fees) incurred by or claimed against Sublandlord and the Prime Landlord, directly or indirectly, as a result of (i) any act, event or occurrence in or about the Buildings caused by Subtenant, Subtenant's employees or guests, (ii) Subtenant's breach of any of its covenants under this Sublease, (iii) the use or occupancy of the Buildings by Subtenant or any person using or occupying the Buildings under or through Subtenant, or (iv) any act, omission, negligence or misconduct of Subtenant, or of any person using or occupying the Buildings under or through Subtenant or of any contractor, employee, agent or visitor of Subtenant in or about the property of which the Buildings are a part.

            Sublandlord hereby agrees to indemnify and hold Subtenant harmless from and against any costs, damage, claim, liability or expense (including reasonable attorney's fees) incurred by or claimed against Subtenant, directly or indirectly, caused by Sublandlord or Sublandlord's contractors, employees, agents or visitors' negligence or willful misconduct.

            15. Notices. Any notice, demand or other communication which must or may be given or made by either party hereto shall be in writing and shall be given or made by hand delivery, commercial courier, against receipt, or by mailing the same by registered or certified mail, postage prepaid, addressed:

            In the case of Subtenant, to

            Prior to Occupancy:

            AMICAS, Inc.
            20 Guest Street
            Second Floor
            Brighton, MA 02135
            Attention:   John Reichenbach

            After Occupancy:

            AMICAS, Inc.
            20 Guest Street
            Suite 400
            Brighton, MA 02135
            Attention:   John Reichenbach

            With a required copy to:

            AMICAS, Inc.
            20 Guest Street
            Brighton, MA 02135
            Attention: General Counsel

            In the case of Sublandlord, to

            PatientKeeper, Inc.
            Brighton Landing East
            20 Guest Street, Suite 500
            Brighton, Massachusetts 02135
            Attn:    James Melanson

            With a required copy to:

            James H. Cohen, Esq.
            Looney, Cohen, Reagan & Aisenberg, LLP
            109 State Street
            Boston, MA 02109

            If to Prime Landlord

            B.V. Development, LLC
            Brighton Landing East
            20 Guest Street, Suite 100
            Brighton, MA  02135
            Attn:  David Brodney

            If to Prime Landlord's Counsel

            Greenberg Traurig, LLP
            One International Place
            Boston, MA 02110
            Attn: Paul N. Bell, Esq.


Either party may, by notice to the other given as aforesaid, designate a new or additional address to which any such notice, demand or other communication thereafter shall be given, made or mailed. Any notice, demand or communication given hereunder shall be deemed delivered when actually received.

            16. Surrender. Upon the expiration of the Term, provided that Subtenant has not entered into a direct lease of the Demised Premises with the Prime Landlord which direct term commences as of the expiration of the Term, Subtenant shall quit and surrender to Sublandlord the Demised Premises (including the furnishings, phone systems and any other items, if any, owned by Sublandlord and which Subtenant used throughout the Term), broom clean and in the same order and condition as they were on the Commencement Date, ordinary wear and casualty excepted, and Subtenant shall remove from the Demised Premises all of its personal property, furnishing and trade fixtures. Subtenant's obligations to perform and observe this covenant shall survive the expiration or other termination of the term of this Sublease.

            17. Holdover. In the event Subtenant shall not immediately surrender the Demised Premises upon the expiration of the Term, and provided that Subtenant has not entered into a direct lease of the Demised Premises with the Prime Landlord which direct term commences as of the expiration of the Term, Subtenant shall become a tenant-at-sufferance at one hundred seventy-seven (177%) of the Rent then in effect, and subject to all of the terms, conditions, covenants and agreements of this Sublease. In addition, Subtenant shall be liable to Sublandlord for, and shall indemnify Sublandlord against all claims made against Sublandlord resulting from Sublandlord's delay in delivering possession of the Demised Premises to Prime Landlord, including but not limited to any holdover rent over and above the rent due under the first sentence of this section that Sublandlord is required to pay Prime Landlord pursuant to the terms of the Prime Lease.

            18. Sublandlord's Compliance with Prime Lease. Sublandlord agrees to pay all rents and other sums required of it, and comply with all other provisions of the Prime Lease. Sublandlord hereby represents and warrants that the Prime Lease (a) is presently in full force and effect, and has not been amended or modified, (b) there is presently no outstanding default in the payment of rent or other sums due under the Prime Lease and (c) to the best of Sublandlord's knowledge, there is presently no outstanding breach or default of the Prime Lease by either Sublandlord or Prime Landlord.

      Subtenant agrees that in any case where the provisions of this Sublease require the consent or approval of Sublandlord prior to the taking of any action, it shall be a condition precedent to the taking of such action that the prior consent or approval of Prime Landlord shall have been obtained if Prime Landlord's consent must be obtained under the Prime Lease in such cases. In the event Prime Landlord's consent is so obtained, Sublandlord agrees that its consent shall not be unreasonably withheld, delayed or conditioned except as otherwise provided herein. Sublandlord agrees that it shall use commercially reasonable efforts to obtain Prime Landlord's consent in such circumstances (provided that in no event shall Sublandlord be required to compensate Prime Landlord to obtain such consent), but otherwise shall not have any duty or responsibility with respect to obtaining the consent or approval of Prime Landlord.

            19. Casualty and Taking. In the event of any taking by eminent domain or damage by fire or other casualty to the Demised Premises thereby rendering the Demised Premises wholly or in part untenantable, Subtenant shall acquiesce in and be bound by any action taken by or agreement entered into between Prime Landlord and Sublandlord with respect thereto. In addition, in the event of any taking by eminent domain or damage by fire or other casualty to the Demised Premises, Subtenant shall be entitled to terminate this Sublease if, and to the extent, that Sublandlord has such termination rights in the Prime Lease with respect to the Demised Premises, provided, however, that Subtenant must provide notice of any such termination twenty (20) days earlier than required to be given by Sublandlord to Prime Landlord under the terms of the Prime Lease, but no sooner than ten (10) days after written notice of such taking is provided to Subtenant by Sublandlord.

            20. Broker. Subtenant warrants that it has had no dealings with any broker or agent in connection with this Sublease except for Meredith & Grew, Inc. and NAI Hunneman. Subtenant covenants to pay, hold harmless and indemnify Sublandlord from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by and broker or agent other than the broker designated in this Section with respect to this Sublease or the negotiation thereof arising from a breach of the foregoing warranty. Sublandlord shall be responsible for payment of any brokerage commission to the broker designated in this Section pursuant to separate agreement.

            21. Furniture, Equipment. The Demised Premises shall be delivered to Subtenant with all furniture, equipment and wiring currently located therein, and Subtenant shall have the use of said furniture, equipment and wiring for the duration of the Term at no additional charge. An inventory of the furniture and equipment currently located in the Demised Premises is set forth on EXHIBIT C. Sublandlord makes no representations or warranties that the existing furniture, equipment or wiring is sufficient for Subtenant's business purposes, and Subtenant accepts such furniture, equipment and wiring in its "as is" condition. The furniture, equipment and wiring shall remain the property of Sublandlord. At the expiration of the Term, or earlier termination thereof, all furniture, equipment and wiring shall be delivered to Sublandlord in the same condition as of the date of this Sublease, reasonable wear and tear excepted.

            22. General Provisions.

                  (a) Benefit and Burden. The covenants, conditions, agreements, terms and provisions herein contained shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective personal representatives, successors, heirs, executors, administrators and assigns.

                  (b) Governing Law. It is the intention of the parties hereto that this Sublease (and the terms and provisions hereof) shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts (but not including the choice of law rules thereof).

                  (c) Entire Agreement. This Sublease contains the final and entire agreement between the parties hereto, and they shall not be bound by any terms, statements, conditions or representations, oral or written, express or implied, not herein contained.

                  (d) Conflicts Between this Sublease and the Prime Lease. With respect to the relationship between Sublandlord and Subtenant, the terms and conditions of this Sublease shall take precedence with respect to any conflict between the terms and conditions contained herein and the terms and conditions of the Prime Lease. Nothing herein shall be construed in any way to affect the rights and obligations of Sublandlord and the Prime Landlord under the Prime Lease.

                  (e) Captions. The captions throughout this Sublease are for convenience of reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Sublease, nor in any way affect this Sublease.

                  (f) Singular and Plural. Wherever appropriate herein, the singular includes the plural and the plural includes the singular.

                  (g) Counterparts. This Sublease may be executed in several counterparts, but all counterparts shall constitute but one and the same instrument.

                  (h) No Recordation. Neither this Sublease nor any short-form memorandum or version hereof shall be recorded by either party.

                  (i) Parking. From the Commencement Date through and including June 30, 2006, Subtenant shall be entitled to use, on a non-reserved basis, thirty one (31) of the parking spaces available to Sublandlord in the South Garage, as set forth in Section 2.1. From July 1, 2006 through January 11, 2008, Subtenant shall be able to use, at no additional cost on a non-reserved basis, eighty (80) of the parking spaces available to Sublandlord in the South Garage; provided, however that at no time during the Term shall Subtenant shall have rights to use any of the four (4) parking spaces specifically reserved for Sublandlord in the West Garage.

                  (j) Signage. Subject to the prior reasonable consent of Sublandlord and Prime Landlord, Subtenant shall have the right to erect signage at the Demised Premises in accordance with the provisions of the Prime Lease. Subtenant shall be responsible for any costs incurred in connection with such signage.

                  (k) Consent of Prime Landlord. The terms and conditions of this Sublease, and all rights and obligations of the parties hereunder, are subject to the consent of the Prime Landlord in accordance with the terms of the Prime Lease.

                  (l) Termination of Current Sublease. The terms and conditions of this Sublease, and all rights and obligations of the parties hereunder, are subject to the execution of a Termination Agreement between Sublandlord and IMG Worldwide ("IMG") terminating that certain Sublease dated May 31, 2001 between Sublandlord and IMG with respect to the Demised Premises.

                  (m) This terms and conditions of this Sublease, and all of the rights and obligations of the parties hereunder (notwithstanding that this Sublease may have been executed by the parties hereto) are subject to, and shall have no force and effect whatever, unless and until the Prime Landlord consents in writing to both this Sublease and a contemporaneous fully executed Sublease between Subtenant and Chordiant, Inc. for space on the second floor of Brighton Landing, 20 Guest Street, Brighton, Massachusetts.


                            [Signature page follows]

            IN WITNESS WHEREOF, Sublandlord and Subtenant have each executed this Sublease on the day and year first hereinabove written.

                                        SUBLANDLORD:
                                        PatientKeeper, Inc.

                                        ----------------------------------------
                                        By:  James E. Melanson
                                        Its: Chief Financial Officer

                                        SUBTENANT:
                                        AMICAS, Inc.


                                        ----------------------------------------
                                        By:      John Reichenbach
                                        Its:     Senior Vice President

                                    EXHIBIT A

                                   Prime Lease

                                Attached hereto.

                                    EXHIBIT B

                              Outline of the Space

                                Attached hereto.

                                   EXHIBIT B-1

                         Outline of Additional Premises

                                Attached hereto.

                                    EXHIBIT C

                             Furniture and Equipment

                                Attached hereto.